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                                                                    EXHIBIT 23.1


             CONSENT OF GOLDSTEIN LEWIN & CO., INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Daleen Technologies, Inc.

We consent to incorporation by reference in the registration statements (No. 33-89121, No. 33-33698 and No. 33-74234) on Form S-8 and in the registration statement (No. 33-60884) on Form S-3 of Daleen Technologies, Inc. of our report dated June 24, 2002, relating to the financial statements and supplemental schedule of the Daleen Technologies, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




                                                  /s/ Goldstein Lewin & Co.

Boca Raton, Florida
June 28, 2002